Exhibit No. 21(i)
                                  SUBSIDIARIES
                                       OF
                            NATIONAL BANKSHARES, INC.


                           --------------------------
                            National Bankshares, Inc.
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                                      |
                                      |
          ----------------------------|----------------------------
          |                           |                           |
          |                           |                           |
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 The National Bank             Bank of Tazewell          National Bankshares
   of Blacksburg                   County              Financial Services, Inc.
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